Exhibit 23.4

         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO: The Jackson Rivers Company

As registered independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of The Jackson Rivers Company for the year ended December 31, 2004 of our report dated March 17, 2005 and contained in the Registration Statement NO. 333-121624 of The Jackson Rivers Company Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of The Jackson Rivers Company for the year ended December 31, 2004.



                          /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          --------------------------------------------
                           Russell Bedford Stefanou Mirchandani LLP



McLean, Virginia
March 17, 2005


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